Exhibit 21.1

SUBSIDIARIES OF NEXCEN BRANDS, INC.

Subsidiary	Jurisdiction of Incorporation
NexCen
NexCen Brands, Inc. (F/K/A Aether Holdings, Inc.)	Delaware
NexCen Holding Corp. (F/K/A NexCen Acquisition Corp. and formerly NexCen Franchise Brands, Inc.)	Delaware
NexCen Franchise Management, Inc.	Delaware
NexCen Brand Management, Inc.	Delaware
NexCen Fixed Asset Company, LLC	Delaware
NexCen Asset Acquisition, LLC	Delaware

Athletes Foot
Athlete's Foot Brands, LLC	Delaware
Athlete's Foot Marketing Support Fund, LLC*	Delaware
TAF Australia, LLC	Delaware

Bill Blass:
BB Design International LLC (F/K/A Bill Blass International LLC)	Delaware
BB Jeans, LLC (F/K/A Bill Blass Jeans, LLC)	Delaware
BB Design Holding Co., Inc. (F/K/A Bill Blass Holding Co., Inc.)	Delaware
BB Design Licensing Co., Inc. (F/K/A Bill Blass Licensing Co., Inc.)	New York

Great American Cookies
GAC Franchise Brands, LLC	Delaware
GAC Franchising, LLC	Delaware
GAC Brand and Marketing Fund, LLC*	Delaware
GAC Supply, LLC	Delaware
GAC Manufacturing, LLC (formerly GAM Assets)	Delaware
NB Supply Management Corp	Delaware

Marble Slab Creamery:
Marble Slab Franchise Brands, LLC	Delaware
Marble Slab Franchising, LLC	Delaware
Marble Slab Brand and Marketing Fund, LLC*	Delaware

MaggieMoo’s
MaggieMoo's International, LLC	Delaware
MaggieMoo's Franchising, LLC (Formerly MaggieMoo Master Franchise, LLC)	Delaware
MaggieMoo's Franchise Brands, LLC (Formerly NexCen Creamery & Treatery, LLC)	Delaware
MaggieMoo's Brand and Marketing Fund, LLC*	Delaware

Pretzelmaker
PM Franchise Brands, LLC	Delaware
PM Franchising, LLC	Delaware
PM Brand and Marketing Fund, LLC*	Delaware

Pretzel Time
PT Franchise Brands, LLC	Delaware
PT Franchising, LLC	Delaware
PT Brand and Marketing Fund, LLC*	Delaware

Shoe Box
Shoe Box Holdings, LLC	Delaware
Shoe Box Franchise Brands, LLC	Delaware
Shoe Box Franchising, LLC	Delaware
Shoe Box Brand and Marketing Fund*	Delaware

Waverly
WV IP Holdings, LLC	Delaware

UCC:
UCC Capital Corp. (formerly AHINV)	Delaware

Aether:
Aether Systems, Inc.	Delaware
Aether Capital, LLC	Delaware
Cerulean Technology, Inc. (formerly Aether Mobile Government)	Delaware

*Marketing funds are entities with which the Company is not the primary beneficiary, and are therefore not consolidated.